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                                                                    EXHIBIT 4.11

                               SECURITY AGREEMENT


         FOR VALUE RECEIVED, the undersigned SUN HYDRAULICS CORPORATION, a Florida corporation, hereinafter called Debtor, does hereby grant to NORTHERN TRUST BANK OF FLORIDA, N.A., hereinafter called Secured Party, a security interest in and to the following property ("Collateral"):

         All inventory, accounts, equipment, furnishings, fixtures, leasehold improvements, contract rights, and other personal property (both tangible and intangible), whether now owned or hereafter acquired by Debtor, located on, derived from, or used in connection with the operation of a manufacturing facility to be located, on the real property described in Exhibit "A" attached hereto ("New Plant"), and located on, derived from or used in connection with the operation of a manufacturing facility located on the real property described on Exhibit "B" attached hereto ("Existing Plant") [the New Plant and the Existing Plant are sometimes collectively referred to herein as the "Property"], together with (a) all increases, parts, fittings, accessories, equipment and special tools now or hereafter affixed to all or any part thereof or used in connection therewith, and all replacements of all or any part thereof; (b) any proceeds, return premiums and rebates from any property insurance on the property securing this loan; and (c) any proceeds received should any of the foregoing be sold, exchanged, collected or otherwise disposed of, provided however, no provisions herein shall be construed as or deemed authority for Debtor to sell, exchange or otherwise dispose of the Collateral, without the prior written consent of Secured Party, except for inventory sold in the ordinary course of Debtor's business.

         This security interest and assignment is given as security for the payment of a certain consolidated promissory note of even date herewith ("Note") and given by Debtor to Secured Party in the amount of $3,063,157.00 payable as therein provided together, and for the payment of any and all other indebtedness and liabilities whatsoever of Debtor to Secured Party, due or to become due, direct, indirect, contingent, several, joint, joint and several and howsoever evidenced or arising and howsoever owned, held or acquired by Secured Party whether through discount, overdraft, purchase, loan, advance, endorsement, guaranty or any other manner whatsoever.

         Except for the security interest granted hereby, Debtor is the owner of the Collateral, free from any adverse lien, security interest or encumbrance and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or interest thereon.

         Debtor authorizes Secured Party to file in Florida a Financing Statement signed only by Secured Party describing the Collateral as is described herein, and to amend the Financing Statement from time
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to time to cover the changes in the Collateral, and to do all other acts and things that Secured Party may request to establish and maintain any valid security interest in the Collateral free of all other liens and claims whatsoever to secure the payment of the Note.

         Debtor will keep the Collateral at the Property and will not remove the Collateral from the Property without the prior written consent of Secured Party.

         Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral or interest therein without the prior written consent of Secured Party, except for inventory sold in the ordinary course of Debtor's business. Debtor will at all times keep the Collateral free from any adverse liens, security interest or encumbrance and in good order and repair and will not waste or destroy the Collateral or any part thereof. Debtor will not use the Collateral in violation of any statute or ordinance. Secured Party may examine and inspect the Collateral at any time, wherever located.

         Debtor will at all times keep the Collateral insured against loss, damage, theft and such other risks as Secured Party may require in such amounts and companies and under such policies and in such form and for such periods as shall be satisfactory to Secured Party, and each policy shall provide that the loss thereunder and proceeds payable shall be payable to Secured Party as its interest may appear. Secured Party may pay proceeds of such insurance to payment of the obligations secured hereby, whether or not due. However, unless Debtor is in default under the Note, this Security Agreement or any other document executed in connection herewith, Secured Party agrees to hold the proceeds of such insurance for a period of sixty (60) days after the occurrence of the loss, and not apply the proceeds to the obligations secured hereby during that 60 days to afford Debtor the opportunity to propose to Secured Party a plan for utilizing the proceeds in an alternative manner. Secured Party shall have no obligation whatsoever to accept Debtor's plan, however, and may proceed to apply the proceeds to the obligations secured hereby after expiration of said 60 day period. Each such policy shall provide for 30 days written minimum cancellation notice to Secured Party and each policy shall if Secured Party requests, be deposited with Secured Party.

         Debtor will promptly pay when due all taxes and assessments upon the Collateral or for its use or operation or upon this agreement or upon the Note.

         At its option, Secured Party may cure any default existing under this Security Agreement and may charge the Debtor for any expenses or costs thereby sustained, which amounts shall be immediately due and payable by Debtor, and shall accrue at the maximum rate permitted by law from the date of payment by Secured Party.

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         Debtor shall be in default under this agreement upon the occurrence of any of the following: (a) failure or omission to pay when due the Note (or any installment of principal or interest thereunder) within fifteen (15) days after payment is due; (b) default in the payment (other than payment of principal and interest) or performance of any obligation, covenant, agreement or liability contained or referred to in this Security Agreement, the Note, or any other loan document executed in connection herewith, or upon the existence or occurrence of any circumstance or event deemed a default under the Note or any other loan document executed in connection herewith; (c) any warranty, representation or statement made or furnished to Secured Party for the purpose of inducing Secured Party to make the loan evidenced by the Note, proves to have been false in any material respect when made or furnished; (d) a default under any other mortgage or security agreement on the Collateral (whether such other mortgage or security agreement be held by Secured Party or by a third party); (e) the institution of foreclosure proceedings of another mortgage or lien of any kind on the Collateral (whether such other mortgage or lien be held by Secured Party or by a third party); (f) the default by Debtor or any party obligated under the Note or any guaranty thereof or any affiliate of any of the foregoing, specifically including but not limited to Suninco, Inc., and Sun Hydraulics Real Estate, Ltd., ("Affiliated Companies") in the payment or performance of any obligation, covenant, agreement, or liability contained in any other mortgage, note, security agreement, obligation or agreement held by Secured Party, specifically including but not limited to that certain mortgage loan outstanding from Secured Party to Suninco, Inc. evidenced by promissory note dated April 10, 1996, in the original principal amount of $2,475,000.00 ("Existing Plant Loan"), that certain revolving line of credit outstanding from Secured Party to Guarantor in the amount of $1,700,000.00 ("Line of Credit"), and that certain loan committed to be made by Secured Party to Sun Hydraulics Real Estate, Ltd. in the original principal amount of $6,187,000.00 ("New Plant Loan") (collectively, the "Cross-Defaulted Credits"); (g) the death, dissolution, termination of existence, insolvency, or business failure of Debtor or any party obligated under the Note or any guaranty thereof; (h) the appointment of a receiver of any part of the Collateral; (i) the assignment for the benefit of creditors or the commencement of any proceedings in bankruptcy or insolvency by or against Debtor or by or against any person obligated under the Note or any guaranty thereof; (j) falsity in any material respect of, or any material omission in, any representation or statement made to Lender by or on behalf of any Obligor in connection with the loan evidenced by this Note;
(k) loss, theft, substantial damage, or destruction, not covered by collectible insurance, of any of the Collateral or any levy, seizure or attachment thereof;
(l) the sale or transfer of any of the Collateral, except inventory sold in the ordinary course of business, with the exception that the sale of Collateral over the term of this Note which has a total fair market value not exceeding $50,000.00 will not constitute an Event of Default; or (m) the pledge, assignment, or granting of a security interest in any of the Collateral. Upon the occurrence of any such default or





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at any time thereafter, subject to the grace period, if any, provided in the
Note, Secured Party, may, at its option, declare the whole amount of principal and interest provided for in and by the Note, and any and all other secured indebtedness, immediately due and payable without demand or notice of any kind to any person, and the same thereupon shall become immediately due, payable and collectible (by foreclosure or otherwise) at once and without notice to Debtor. Any default hereunder shall constitute a default under any other mortgage, security agreement, note, obligation or agreement of Debtor or any Affiliated Company held by Secured Party, specifically including but not limited to the Cross-Defaulted Credits. The agreements contained in this paragraph to create cross-defaults under all mortgages, security agreements, notes, obligations and agreements between Debtor, or any of the Affiliated Companies, and Secured Party, whether currently existing or hereafter created, in the event of default under one or more of such mortgages, security agreements, notes, obligations or agreements is a material and specific inducement and consideration for the making by Secured Party of the Loan evidenced by the Note.

         Notwithstanding the provisions of the foregoing paragraph to the contrary, in the event of a non-monetary default of the type set forth in subsections (b), (d) or (e) of the foregoing paragraph, then prior to Secured Party precipitating to maturity the full unpaid balance of the Note or otherwise exercising any rights available to Secured Party under the terms of the Note or any other loan document executed in connection therewith, Secured Party shall give written notice to Debtor and Debtor shall have a period of thirty (30) days from the date such notice is given in which to cure such default; provided, however, if such default cannot, with due diligence, be cured within said 30 day period, and such default does not threaten to impair Secured Party's security for the Note, then the 30 day period shall be extended for such period as may be reasonably necessary to complete the curing of same, provided that Debtor proceeds with all due diligence and continuity to cure the default. Notice required hereunder may, at the option of Secured Party, be given by either certified mail, registered mail, regular mail, facsimile transmission, Federal Express or other express courier, or by personal delivery, and shall be deemed given when mailed, transmitted, placed with the courier, or delivered to Debtor, whichever is first. In the event the default is not cured within the time provided, then Secured Party shall have the right to accelerate the Note and proceed to enforce the Note and the loan documents, without further notice to Debtor.

         Upon the occurrence of any such default or at any time thereafter, Secured Party may at its option declare all obligations secured hereby immediately due and payable without notice and may thereupon exercise, with respect to the Collateral or any part thereof, any or all rights and remedies available to it under the Florida Uniform Commercial Code. All expenses of recovering and disposing of the Collateral shall be borne by Debtor. The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Debtor at the address shown at the





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beginning of this Agreement or at any other address shown on the records of
Secured Party at least five days before the time of the sale or disposition. Debtor shall be and remain liable for any deficiency, and Secured Party shall account to Debtor for any surplus arising after any sale of the Collateral.

         Debtor hereunder waives all rights of homestead exemption, and of presentment, demand for payment, protest, notice of protest and notice if dishonor; consents that the Note or other obligations secured hereby, or any part hereof may from time to time, be extended or renewed without notice for any period (whether or not longer than the original period of the Note or obligation); agrees that the exchange, release, surrender or sale of all or any Collateral which may be given as security hereunder shall not release or discharge any party obligated hereunder; agrees that the release of any party liable upon or in respect of the Note and other obligations secured shall not release any other such party; and hereby agrees to pay, in the event of a default, all costs, expenses and reasonable attorneys' fees (which shall include fees for legal assistants) incurred in the exercise by Secured Party of its rights as a secured party upon default by Debtor, including those costs, expenses and reasonable attorneys' fees incurred in appellate proceedings.

         Secured Party shall have the right in its own name or in the name of Debtor to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for, any and all amounts due or to become due on the Collateral and to endorse the name of Debtor on all commercial paper given in payment or part payment thereof and in its discretion to file any claim or take any other action or proceeding which Secured Party may deed necessary or appropriate to protect and preserve and realize upon the security interest of Secured Party in the Collateral.

         No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of Secured Party in exercising any right of remedy shall operate as a waiver hereof and no single or partial exercise by Secured Party of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Time is of the essence of this agreement. The provisions of this agreement are cumulative and in addition to the other provisions of any liability on the Note or other writing evidencing any liability secured by this agreement or otherwise, and Secured Party shall have all of the benefits, rights and remedies of and under the Note or other writing evidencing any liability secured hereby. In addition to all other rights granted hereunder, Secured Party shall have all of the rights granted a secured party under the Uniform Commercial Code.

         All of the terms used herein which are defined in the Uniform Commercial Code of Florida have, except where the context indicates otherwise, the same meaning herein as in said Code, and this agreement and the obligations hereunder, including matters of





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construction, validity and performance, shall be governed by the Laws of
Florida. Wherever used herein the singular shall include the plural, the plural the singular and the use of any gender shall include all genders.

         Dated at Sarasota, Florida, on May 20, 1996.


                                                     SUN HYDRAULICS CORPORATION,
                                                           a Florida corporation


                                                     By: /s/  Clyde G. Nixon
                                                        ------------------------
                                                        Clyde G. Nixon
                                                        As its President





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